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                                 Exhibit (h)(60)

Shareholder Services Agreement (Administrative Class Shares) dated as of October
  1, 2001 between One Group Mutual Funds and Banc One Securities Corporation.

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                             ONE GROUP MUTUAL FUNDS
                              1111 POLARIS PARKWAY
                              COLUMBUS, OHIO 43240


                         SHAREHOLDER SERVICES AGREEMENT
                                       To
                            SHAREHOLDER SERVICES PLAN

To:      Banc One Securities Corporation ("Service Organization")

         We wish to enter into this Shareholder Services Agreement with you concerning the provision of administrative support services to your customers ("Customers") who may from time to time be the record or beneficial owners of shares of one or more of the series (individually, a "Fund"; collectively, the "Funds") of One Group Mutual Funds (the "Trust") listed on Schedule A hereto, as such Schedule may be amended from time to time. The terms and conditions of this Agreement are as follows:

1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

         1.1 Reference is made to the prospectuses of the Funds (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

2.       SERVICES AS A SERVICE ORGANIZATION.

         2.1 The Service Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Customers who may from time to time beneficially own shares of a Fund: (i) aggregating and processing purchase and redemption requests for a Fund's shares from Customers and placing net purchase and redemption orders with the Trust, (ii) processing dividend payments from the Trust on behalf of Customers; (iii) arranging for bank wire transfer of funds to or from a Customer's account; (iv) responding to inquiries from Customers relating to the services performed by the Service Organization under this Agreement; (v) providing sub-accounting with respect to a Fund's shares beneficially owned by Customers or providing the information to the Trust necessary for sub-accounting, (vi) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholders reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; (vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Shareholder Services Plan; (viii) providing such other similar services as the Trust may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules, or regulations.

         2.2 The Service Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Servicing Organization's business, or any personnel employed by the Servicing Organization) as may be reasonable necessary or beneficial in order to provide such services to Customers,

         2.3 All orders for Fund shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of Fund shares, including the sale of such shares to the Service Organization for the account of any Customer or Customers.

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         2.4      In providing services hereunder, the Service Organization
                  shall act solely as agent for its Customers. For all purposes of this Agreement, the Service Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. No person is authorized to make any representations concerning the Trust or any Fund's shares except those representations contained in the Funds' then-current Prospectuses and the Trust's Statement of Additional Information and in such printed information as the Trust may subsequently prepare. The Service Organization further agrees to deliver to Customers, upon the request of the Trust, copies of any amended Prospectus and Statement of Additional Information.

         2.5 The Service Organization and its employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of the Service Organization's responsibilities under this Agreement. In addition, the Service Organization will furnish to the Trust or its designees such information as the Trust or its designees may reasonable request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation any auditors designated by the Trust) in the preparation of reports to the Trust's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

3.       COMPENSATION.

         3.1 The Trust shall pay the Service Organization for the Services to be provided by the Service Organization under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         4.1 By written acceptance of this Agreement, the Service Organization further represents, warrants, and agrees that:
                  (i) the Service Organization believes that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal laws and regulations.

5.       EXCULPATION; INDEMNIFICATION.

         5.1 The Trust shall not be liable to the Service Organization and the Service Organization shall not be liable to the Trust except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trust or by the Service Organization of compliance with any applicable federal or state law, rule, or regulation.

6.       EFFECTIVE DATE, TERMINATION.

         6.1 This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. Unless sooner terminated, this Agreement will continue until December 31, 2001, and thereafter will continue automatically for successive annual periods ending on December 31 of each year.

         6.2 This Agreement will automatically terminate in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated by the Trust or by the Service Organization, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plans or any agreement relating to such Plans, including this Agreement, or by a vote of a majority of the shares of a Fund, with respect to such Fund, on ten days' written notice.

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7.       GENERAL

         7.1 All notices and other communications to either the Service Organization or the Trust will be duly given if mailed, telegraphed or faxed to the appropriate address set forth below, or at such other address as either party may provide in writing to the other party.

                  Banc One Securities Corporation
                  OH1-1249
                  1111 Polaris Parkway
                  Columbus, OH 43271-1249
                  Attn: Kevin Martin

                  One Group Mutual Funds
                  OH1-1235
                  1111 Polaris Parkway
                  Columbus, OH 43271-1235
                  Attn: Mark Beeson
                  Fax:  614-213-6331

         7.2 The Trust may enter into other similar agreements for the provision of shareholder services with any other person or persons without the Service Organization's consent.

         7.3 This Agreement supersedes any other agreement between the Trust and the Service Organization relating to the provision of support services to the Service Organization's Customers who beneficially own Fund shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.4 The name "One Group Mutual Funds" and "Trustees of One Group Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

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         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.

                                    ONE GROUP MUTUAL FUNDS

                                    By:      /s/ Mark A. Beeson
                                           -------------------------------------

                                    Name:    Mark A. Beeson
                                           -------------------------------------

                                    Title:   President
                                           -------------------------------------

                                    Date:    10/1/01
                                           ---------


                                    ACCEPTED AND AGREED TO:

                                    By: Banc One Securities Corporation
                                        -------------------------------
                                             (Service Organization)


                                    Name:    /s/ Kevin L. Martin
                                           -------------------------------------

                                    Title:   CFO
                                           -------------------------------------

                                    Date:    10/1/01
                                           ---------

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                                   Schedule A
                                     to the
                         Shareholder Services Agreement
                                     Between
                             One Group Mutual Funds
                                       and


                         Banc One Securities Corporation
                             (Service Organization)

                                      FUNDS

Money Market Funds
One Group Institutional Prime Money Market Fund - Administrative Class Shares One Group Treasury Only Money Market Fund - Administrative Class Shares
One Group Government Money Market Fund - Administrative Class Shares

Accepted and Agreed to:


One Group Mutual Funds                           Banc One Securities Corporation
                                                 -------------------------------
                                                  (Service Organization)

By:  /s/ Mark A. Beeson                           By: /s/ Kevin L. Martin
     ---------------------------                 -------------------------------

Date:  10/1/01                                 Date:       10/1/01
     ---------------------------                    ----------------------------

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                                   Schedule B
                                     to the
                         Shareholder Services Agreement
                                     Between
                             One Group Mutual Funds
                                       and

                         Banc One Securities Corporation
                             (Service Organization)


                                 Compensation/1/

         The Service Organization shall receive a fee calculated at an annual rate of up to ten one-hundredths of one percent (.10%) of each Fund's average daily net assets attributable to Administrative Class shares beneficially owned by the Service Organization's Customers.

Accepted and Agreed to:


One Group Mutual Funds                       Banc One Securities Corporation
                                            ------------------------------------
                                             (Service Organization)

By: /s/ Mark A. Beeson                       By: /s/ Kevin L. Martin
    ---------------------------                 --------------------------------

Date:  10/1/01                               Date:    10/1/01
    ---------------------------                   ------------------------------


_______________________

  /1/     All fees are computed daily and (if more than $50.00) paid monthly.

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